Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 28, 2015, is made by and among OnCure Holdings, Inc., a Delaware corporation (the “Company,” which term includes its successors and assigns), the guarantors signatory hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent.

RECITALS:

WHEREAS, the Company, the Guarantors and the Trustee are parties to an Amended and Restated Indenture, dated as of October 25, 2013 (as otherwise amended, supplemented, waived or modified, the “Indenture”).

WHEREAS, pursuant to the Indenture an aggregate principal amount of $82,500,000 of the Company’s 11 3/4% Senior Secured Notes due 2017 (the “Notes”) were issued, of which $7.5 million is subject to escrow arrangements (the “Escrowed Notes”) and will be released to holders (the “Holders”) upon satisfaction of certain conditions pursuant to the Escrow Agreement.

WHEREAS, Section 9.02 of the Indenture provides, among other things, that with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (excluding the Escrowed Notes and any Notes owned by the Company or its Affiliates) (the “Requisite Consents”), the Company, the Guarantors and the Trustee may amend the Indenture or the Notes, subject to certain exceptions specified in Section 9.02 of the Indenture.

WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it and the Guarantors in entering into, this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.02 of the Indenture.

WHEREAS, on April 13, 2015, the Company distributed an Offer to Purchase and Consent Solicitation Statement (as amended, modified or supplemented, the “Statement”) and the related Consent and Letter of Transmittal to each Holder.

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

WHEREAS, the Company has obtained the Requisite Consents to amend the Indenture as set forth in the Statement, and the Company and the Guarantors have satisfied all conditions required under Article 9 of the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture.

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of each of the Company and the Guarantors have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

AGREEMENT:

Section 1.              Definitions. Sections 1.01 and 1.02 of the Indenture are hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 2 below.

Section 2.              Amendments.

2.1          Amendment of Certain Sections of the Indenture. The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

•                  Section 4.02 (Maintenance of Office or Agency);

•                  Section 4.03 (Reports);

•                  Section 4.04 (Compliance Certificate);

•                  Section 4.05 (Taxes);

•                  Section 4.06 (Stay, Extension and Usury Laws);

•                  Section 4.07 (Corporate Existence);

•                  Section 4.08 (Payments for Consent);

•                  Section 4.09 (Incurrence of Additional Debt);

•                  Section 4.10 (Restricted Payments);

•                  Section 4.11 (Liens);

•                  Section 4.12 (Asset Sales);

•                  Section 4.13 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);

•                  Section 4.14 (Affiliate Transactions);

•                  Section 4.15 (Repurchase at the Option of Holders upon a Change of Control);

•                  Section 4.16 (Guarantees by Domestic Subsidiaries);

•                  Section 4.17 (Managed Practice Restrictions);

•                  Section 4.18 (Company Accounts);

•                  Section 4.19 (Conduct of Business);

•                  Section 11.06 (RTS Reports);

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•                  Section 11.07 (RTS Compliance Certificate);

•                  Section 11.08 (RTS Taxes);

•                  Section 11.09 (RTS Corporate Existence);

•                  Section 11.10 (Incurrence of Additional Debt by RTS and the RTS Restricted Subsidiaries);

•                  Section 11.11 (RTS Restricted Payments);

•                  Section 11.12 (RTS Liens);

•                  Section 11.13 (RTS Asset Sales);

•                  Section 11.14 (Dividend and Other Payment Restrictions Affecting RTS Restricted Subsidiaries);

•                  Section 11.15 (RTS Affiliate Transactions);

•                  Section 11.16 (Limitations of Guarantees by RTS Restricted Subsidiaries);

•                  Section 11.17 (Conduct of Business by RTS); and

•                  Section 11.19 (Managed Practice Restrictions).

2.2          All Events of Default under the Indenture, with the exception of the failure to pay principal, premium or interest on the Notes, shall be deleted in their entirety, including all references thereto.

Section 3.              Miscellaneous.

3.1          Capitalized Terms. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein have the meanings given to them in the Indenture.

3.2          Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder holding Notes that have been heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Sections 1 and 2 hereof shall not become operative unless and until (i) the date set forth in a notice from the Company to the Trustee, stating that all the Notes that were validly tendered and not withdrawn at or prior to the Consent Expiration (as defined in the Statement) were purchased on the Initial Settlement Date (as defined in the Statement) and (ii) receipt by the Trustee of a certificate of the Tender Agent (as defined in the Statement) regarding the amount of Notes that were validly tendered and not withdrawn at or prior to the Consent Expiration.  In connection with the execution and delivery of the Supplemental Indenture, the Company shall provide notice to the Holders pursuant to Section 9.02 of the Indenture.

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3.3          Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

3.4          Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

3.5          Confirmation and Preservation of the Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

3.6          Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Act”), that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, the provisions of the Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

3.7          Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture.

3.8          Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided, including specifically the Trustee’s rights to indemnification contained in Section 7.07 of the Indenture.

3.9          Separability Clause. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.10        Effect of Headings. The Section and Subsection headings herein are for convenience only and shall not affect the construction hereof.

3.11        Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

3.12        Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and permitted assigns, whether so expressed or not.

3.13        Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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3.14        Counterparts. This Supplemental Indenture may be executed in counterparts (including by means of facsimile signature pages), each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Blank — Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and the year first written above.

ONCURE HOLDINGS, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

ONCURE GUARANTORS

ONCURE MEDICAL CORP.
MANATEE RADIATION ONCOLOGY, INC.
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC.
RADIATION ONCOLOGY CENTER, LLC
U.S. CANCER CARE, INC.
USCC FLORIDA ACQUISITION LLC
USCC ACQUISITION CORP.
USCC HEALTHCARE MANAGEMENT CORP.
COASTAL ONCOLOGY, INC.
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP.
MICA FLO II, INC.
POINTE WEST ONCOLOGY, LLC
JAXPET, LLC
JAXPET/POSITECH, L.L.C.
SARASOTA COUNTY ONCOLOGY, INC.
VENICE ONCOLOGY CENTER, INC.
ENGLEWOOD ONCOLOGY, INC.
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC.
SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC.
INTERHEALTH FACILITY TRANSPORT, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

[Signature Page to Third Supplemental Indenture]

21ST CENTURY ONCOLOGY, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Vice President and Treasurer

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Vice President and Treasurer

[Signature Page to Third Supplemental Indenture]

RTS GUARANTORS

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
21ST CENTURY ONCOLOGY OF KENTUCKY, LLC
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY OF WASHINGTON, LLC
21ST CENTURY ONCOLOGY SERVICES, LLC
21ST CENTURY ONCOLOGY, LLC
AHLC, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
ASHEVILLE CC, LLC
ATLANTIC UROLOGY CLINICS, LLC
AURORA TECHNOLOGY DEVELOPMENT, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
DERM-RAD INVESTMENT COMPANY, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
GETTYSBURG RADIATION, LLC
GOLDSBORO RADIATION THERAPY SERVICES, LLC

[Signature Page to Third Supplemental Indenture]

JACKSONVILLE RADIATION THERAPY SERVICES, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
SAMPSON ACCELERATOR, LLC
SAMPSON SIMULATOR, LLC
SOUTHERN NEW ENGLAND REGIONAL CANCER CENTER, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

PALMS WEST RADIATION THERAPY, L.L.C.

By:	21ST CENTURY ONCOLOGY, LLC, as its
sole member

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

[Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[Signature Page to Third Supplemental Indenture]